UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 4, 2012

Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On December 4, 2012, Carrols Restaurant Group, Inc. (the "Company") and Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC and JCP Partners IV LLC (collectively, the "Selling Stockholders") entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. (the “Underwriter”), relating to the offer and sale (the "Offering") by the Selling Stockholders to the Underwriter in an underwritten public offering of an aggregate of 4,085,109 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"). The Offering closed on December 7, 2012. The Underwriter purchased the Shares from the Selling Stockholders at a price of $5.80 per share. The Company will not receive any proceeds from the Offering, and is not issuing any new shares of its Common Stock. Therefore, the Company's total number of shares of Common Stock outstanding will not change as a result of the Offering.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
The Offering was made pursuant to the Company's effective Registration Statement on Form S-3 (Registration No. 333-184919) previously filed with the Securities and Exchange Commission (the "SEC") and a prospectus supplement thereunder also filed with the SEC. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

1.1
Underwriting Agreement, dated as of December 4, 2012, among Carrols Restaurant Group, Inc., Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC and JCP Partners IV LLC and Raymond James & Associates, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: December 7, 2012

By:     /s/ William E. Myers
Name:     William E. Myers
Title:     Vice President, General Counsel and Secretary